Exhibit 1


                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1 (f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Entities (as such term is defined in the Schedule 13G) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock, $0.0001 par value per share, of Empowerment & Inclusion Capital I Corp., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 14th day of February, 2022.



			  LEVIN CAPITAL STRATEGIES, L.P.
                             By:/s/ JOHN A. LEVIN
                         -------------------------------
                                John A. Levin
                        Chairman and Chief Executive Officer



		 	 Levin Capital Strategies GP, LLC
			    By: John A. Levin 2005 GRAT Separation
				Trust, as Managing Member

			       By: /s/ Elisabeth Levin
                            -----------------------------
                                Elisabeth Levin, Trustee


                       	 LCS, LLC
                                By:/s/ JOHN A. LEVIN
                       	 --------------------------------
                                John A. Levin
                                General Partner



                       	 By:/s/ JOHN A. LEVIN
                          ------------------------
                               John A. Levin